EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-141700) pertaining to the: 1) Amicus Therapeutics, Inc. 2002 Equity Incentive Plan, as Amended, 2) Amicus Therapeutics, Inc. 2007 Equity Incentive Plan, 3) Amicus Therapeutics, Inc. 2007 Director Option Plan, and 4) Amicus Therapeutics, Inc. 2007 Employee Stock Purchase Plan of our report dated February 5, 2008, with respect to the consolidated financial statements of Amicus Therapeutics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP
MetroPark, New Jersey February 7, 2008